Prospectus Supplement No. 2, dated June 14, 2002,                 Rule 424(b)(3)
to Prospectus, dated February 5, 2002.                        File No. 333-81210


                                  QUOVADX, INC.
                             SHARES OF COMMON STOCK

                  This Supplement to Prospectus dated February 5, 2002 supplements and amends the Selling Stockholders table at page 13 of the prospectus to reflect certain distributions made since the date of the Prospectus. Bayview Investors, Ltd. has distributed its 386 shares of our common stock to the holders and in the amounts listed below. The Prospectus is used in connection with the offering of an aggregate 794,246 shares of the common stock (the "Common Stock"), of Quovadx, Inc. (QVDX). The number of shares of Common Stock covered by the Prospectus remains unchanged and, except as described above and set forth below, the Selling Stockholders table set forth in the Prospectus remains unchanged:

                                                                    NUMBER OF                  NUMBER OF SHARES BEING
  NAME OF SELLING STOCKHOLDER                                      SHARES HELD                        OFFERED
  ---------------------------                                 ------------------------        ------------------------

  Kathy M. Behrens                                                        4                               4

  Farah Champsi                                                           5                               5

  Kenneth R. Fitzsimmons Jr. and Jane Z, TTEES
           UTA DTD 8/2791                                                28                              28

  David L. Goldsmith & Diane Goldsmith TTEES,
           Goldsmith Family Trust DTD 3-29-85                           182                             182

  Kenneth C. Haupt, TTEE UTA DTD 12-6-91                                  4                               4

  George Randy and Nancy Hecht JTWROS                                     3                               3

  Seymore Kaufman                                                         9                               9

  John F. Keating Jr. & Danforth Dayle Keating,
           TTEES of the Keating Trust DTD 9-14-96                         6                               6

  Douglas C. Moore, Trustee                                              10                              10

  Daniel Murphy                                                           9                               9

  Robert J. Nowlin                                                        6                               6

  J. Misha Petkevich TTEE UTA Dated 5-2-96                               16                              16

  Sanford R. Robertson                                                   49                              49

  Michael Samols                                                         37                              37

  Paul Slivon                                                             2                               2

  Michael J. Stark                                                        7                               7

  Paul H. Stephens & Eleanor Stephens TTEES
         UTA Dated 7-6-98                                                 3                               3

  Wisialowski Living Trust, William Wisialowski &
         Karen Wisialowski, TTEES                                         6                               6


                                  END OF FILING